EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Worldtex, Inc.:

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 33-55124, 33-72640, 33-97276 and 333-68975 of Worldtex, Inc. and
subsidiaries of our audit report dated February 27, 1998, relating to consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows and related schedule for the year ended December 31, 1997, which report appears in the December 31, 1999 Annual Report on Form 10-K of Worldtex, Inc.

                                        /s/ KPMG LLP



                                        KPMG LLP

Atlanta, Georgia
March 27, 2000